UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2007
MONTPELIER RE HOLDINGS LTD.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or Organization)		Identification No.)
Montpelier House
94 Pitts Bay Road
Pembroke HM 08
Bermuda
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1: STOCK PURCHASE AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement.
     On August 13, 2007, Montpelier Re Holdings Ltd. announced that its indirect wholly-owned subsidiary, Montpelier Re U.S. Holdings Ltd. (“Montpelier U.S.”), has entered into a Stock Purchase Agreement (the “Agreement”) with GAINSCO, Inc. (“GAINSCO”), a Texas Corporation, for the acquisition of General Agents Insurance Company of America, Inc. (“General Agents”), an Oklahoma domiciled stock property and casualty insurance corporation.
     Montpelier U.S. is to acquire General Agents through the acquisition of all its capital stock outstanding for a purchase price of $4.75 million, subject to possible adjustments, plus General Agents’ pro forma statutory capital and surplus of $5.0 million. At closing, General Agents will receive a $15.0 million capital contribution from Montpelier U.S. and will effect a $15.0 million distribution to GAINSCO in such a manner that its statutory capital and surplus will at no time be less than $20.0 million.
     General Agents is an admitted insurer in Oklahoma and is authorized as an Excess and Surplus lines insurer in 37 states (38 states total). The transaction is subject to regulatory approvals and is currently expected to close during the fourth quarter of 2007.
     The acquisition of General Agents will not constitute the acquisition of a significant amount of assets by the Registrant as defined under 17 C.F.R. Section 210.11-01(d) and Section 210.11-01(b).
     The foregoing descriptions of the Stock Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Stock Purchase Agreement between GAINSCO, Inc., MGA Insurance Company, Inc. and Montpelier Re U.S. Holdings Ltd.

99.1	Text of Press Release dated August 13, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.

(Registrant)

August 13, 2007	By:	/s/ Jonathan B. Kim

Date	Name:	Jonathan B. Kim
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Stock Purchase Agreement between GAINSCO, Inc., MGA Insurance Company, Inc. and Montpelier Re U.S. Holdings Ltd.

99.1	Press Release dated August 13, 2007.